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                                                                    EXHIBIT 23.1

                            (LLINKS LAW OFFICE LOGO)

June 28, 2005


KongZhong Corporation
35th Floor, Tengda Plaza
No. 168 Xizhimenwai Street
Beijing, China 100044


                            RE: KONGZHONG CORPORATION
                            -------------------------

Dear Sirs/Madams,

     We have acted as legal advisors as to the People's Republic of China law to KongZhong Corporation, an exempted limited liability company incorporated in the Cayman Islands (the "Company"), in connection with the filing by the Company with the United States Securities and Exchange Commission of an annual report on Form 20-F for the year ended December 31, 2004.

     We hereby consent to the reference of our firm under the headings "Risk Factors", "Our Corporate Structure" and "Regulation", and elsewhere in the Form 20-F.

     In giving this consent we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.


Sincerely,




/s/ Llinks Law Office
Llinks Law Office




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LLINKS LAW OFFICE

Beijing                                         Shanghai
Units 16-17, 27F, Tower 1                       21F, South Tower
China World Trade Center                        Shanghai Stock Exchange Bldg.
No. 1 Jian Guo Men Wai Avenue                   528 Pudong Road South
Beijing 100004 P.R.China                        Shanghai 200120 P.R.China
Tel: 86-10-65058100                             Tel: 86-21-68818100
Fax: 86-10-65058200                             Fax: 86-21-68816880
master@llinkslaw.com                            master@llinkslaw.com
http://www.llinkslaw.com                        http://www.llinkslaw.com


(LLINKS LAW OFFICE LETTERHEAD IN CHINESE CHARACTERS)

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